                                                                    EXHIBIT 99-1

                         LEXINGTON PRECISION CORPORATION
                               40 EAST 52ND STREET
                               NEW YORK, NY 10022





FOR IMMEDIATE RELEASE
---------------------



LEXINGTON PRECISION ANNOUNCES NEW FINANCING PACKAGE AND REPORTS
FIRST QUARTER RESULTS

NEW YORK, June 1, 2006 -- Lexington Precision Corporation (LEXP) announced today that it had successfully completed a refinancing of all of its secured and senior unsecured debt with a group of lenders headed by CapitalSource Finance LLC. The new financing package consists of a $17,500,000 secured revolving line of credit, a $12,500,000 equipment term loan, and a $15,000,000 real estate term loan. At closing the proceeds of the term loans were used for the following purposes:

     -  Repay the Company's existing $8,512,000 equipment term loan;

     -  Repay the Company's existing $4,152,000 real estate term loan;

     -  Repay $62,000 principal amount of other equipment financing;

     -  Repay the Company's existing $7,000,000 senior, unsecured note;

     - Reduce the loans outstanding under the Company's revolving line of credit by $6,923,000; and

     -  Pay $851,000 of expenses related to the refinancing.

Before the refinancing, the Company had approximately $1,000,000 of unused availability under its revolving line of credit; after the refinancing, the Company had approximately $7,100,000 of unused availability.

The new revolving line of credit expires on May 15, 2009. Loans under the new revolving line of credit bear interest at the London Interbank Offered Rate ("LIBOR") plus 2.75%. Revolving loans and letters of credit are limited to the lesser of $17,500,000 or an amount equal to 85% of eligible accounts receivable plus 65% of eligible inventories. The Company's obligations under the new revolving line of credit are secured by a first priority lien on substantially all of the Company's assets other than real estate and a second priority lien on the Company's real estate.

The new equipment term loan matures on May 15, 2009, and is payable in monthly principal installments of $208,000, commencing on September 1, 2006. Interest on the new equipment term loan is payable monthly at LIBOR plus 4.50%. The new equipment term loan is secured by a first

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priority  lien on  substantially  all of the  Company's  assets  other than real estate and a second priority lien on the Company's real estate.

The new real estate term loan matures on May 15, 2009, and is payable in monthly principal installments of $61,000, commencing on September 1, 2006. Interest on the new real estate term loan is payable monthly at LIBOR plus 4.50% on $11,000,000 of the loan and the prime rate plus 6.00% on $4,000,000 of the loan. The new real estate term loan is secured by a first priority lien on the Company's real estate and a second priority lien on substantially all of the Company's other assets.

The new real estate term loan contains certain provisions that may limit the Company's ability to make interest payments on its subordinated debt in the future. Unless the Company makes prepayments, in addition to the scheduled monthly principal payments, on the new real estate term of at least $3,000,000 by December 31, 2007, the Company will thereafter be permitted to make interest payments on its subordinated debt only to the extent that its unused availability under the new revolving line of credit exceeds an amount equal to $3,000,000 minus the amount of such prepayments made to date.

Also today, the Company announced its operating results for the first quarter of 2006. The Company's quarterly report on Form 10-Q for the quarter will be filed with the Security and Exchange Commission shortly.

The Company reported a net loss of $400,000, or 8 cents per diluted common share, for the first quarter ended March 31, 2006, compared to a net loss of $700,000, or 14 cents per diluted common share, for the first quarter of 2005.

The loss from continuing operations totaled $330,000, or 7 cents per diluted common share, for the first quarter of 2006, compared to a loss from continuing operations of $994,000, or 20 cents per diluted common share, for the first quarter of 2005. The loss from discontinued operations totaled $70,000, or 1 cent per diluted common share, for the first quarter of 2006, compared to income from discontinued operations of $294,000, or 6 cents per diluted common share, for the first quarter of 2005.

Net sales for the first quarter of 2006 were $24,798,000, compared to $26,284,000 for the first quarter of 2005, a decrease of 6%. Net sales of the Rubber Group decreased by 6% to $21,709,000, while net sales of the Metals Group decreased by 6% to $3,089,000.

During the first quarter of 2006, income from operations totaled $1,963,000, compared to $1,337,000 for the first quarter of 2005. Income from operations at the Rubber Group increased to $2,876,000 from $2,306,000. The Metals Group reported a loss from operations of $274,000, compared to a loss of $304,000 for the first quarter of 2005. The loss from operations at the Corporate Office decreased to $639,000 from $665,000.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) from continuing operations for the first quarter of 2006, totaled $3,828,000, compared to EBITDA from continuing operations of $3,472,000 for the first quarter of 2005, an increase of 10%. EBITDA for the Rubber Group increased to $4,508,000 from $4,109,000, EBITDA for the Metals Group decreased to negative $50,000 from positive $24,000, and EBITDA for the Corporate Office improved to

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negative $630,000 from negative $661,000. For more information about EBITDA, please see the section of the press release captioned "Notice Relating to Use of Non-GAAP Measure."

Net cash provided by operating activities of continuing operations for the first quarter of 2006 totaled $113,000 compared to a use of cash of $157,000 for the first quarter of 2005.

NOTICE RELATING TO USE OF NON-GAAP MEASURE

EBITDA is not a measure of performance under U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or used as a substitute for income from operations, net income, net cash provided by operating activities, or other operating or cash flow statement data prepared in accordance with GAAP. We have presented EBITDA because this measure is used by investors, as well as our own management, to evaluate the operating performance of our business, including its ability to incur and to service debt, and because it is used by our lenders in setting financial covenants. Nevertheless, EBITDA has distinct limitations as compared to a GAAP number such as net income. By excluding interest and tax payments, for example, an investor may not see that both represent a reduction in cash available to the Company. Likewise, depreciation and amortization, while non-cash items, represent generally the devaluation of assets that produce revenue for the Company. Our definition of EBITDA may not be the same as the definition of EBITDA used by other companies.

Lexington Precision Corporation manufactures rubber and metal components that are used primarily by manufacturers of automobiles, automotive replacement parts, and medical devices.

Contact: Warren Delano, President (212) 319-4657




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
                         LEXINGTON PRECISION CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                     QUARTER ENDED MARCH 31
                                                                  -----------------------------
                                                                    2006                 2005
                                                                    ----                 ----
                                                                         (UNAUDITED)
Net sales                                                          $ 24,798         $ 26,284
Cost of sales                                                        21,059           23,162
                                                                   --------         --------
      Gross profit                                                    3,739            3,122
Selling and administrative expenses                                   1,776            1,785
                                                                   --------         --------
     Income from operations                                           1,963            1,337
Interest expense                                                     (2,278)          (2,310)
                                                                   --------         --------
     Loss before income taxes                                          (315)            (973)
Income tax provision                                                    (15)             (21)
                                                                   --------         --------
     Loss from continuing operations                                   (330)            (994)
Income (loss) from discontinued operations                              (70)             294
                                                                   --------         --------

     Net loss                                                      $   (400)        $   (700)
                                                                   ========         ========

Basic and diluted income (loss) per share of common stock:
     Continuing operations                                         $  (0.07)        $  (0.20)
     Discontinued operations                                          (0.01)            0.06
                                                                   --------         --------
         Net loss                                                  $  (0.08)        $  (0.14)
                                                                   ========         ========

Reconciliation of loss from continuing
  operations to EBITDA from continuing operations:
     Loss from continuing operations                               $   (330)        $   (994)
     Add:
         Depreciation and amortization                                1,865            2,135
         Interest expense                                             2,278            2,310
                                                                                       2,310
         Income tax provision                                            15               21
                                                                   --------         --------

     EBITDA from continuing operations                             $  3,828         $  3,472
                                                                   ========         ========

Net cash provided by operating activities                          $    113         $   (157)
                                                                   ========         ========


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

                         LEXINGTON PRECISION CORPORATION

                 SELECT CONSOLIDATED AND SEGMENT FINANCIAL DATA
                              CONTINUING OPERATIONS
                                 (IN THOUSANDS)


                                                                                    QUARTER ENDED MARCH 31
                                                                                   --------------------------
                                                                                     2006             2005
                                                                                     ----             ----
                                                                                          (UNAUDITED)
 Net sales:
       Rubber Group                                                                 $ 21,709         $ 23,004
       Metals Group                                                                    3,089            3,280
                                                                                    --------         --------
           Total net sales                                                          $ 24,798         $ 26,284
                                                                                    ========         ========

  Income (loss) from operations:
       Rubber Group                                                                 $  2,876         $  2,306
       Metals Group                                                                     (274)            (304)
       Corporate Office                                                                 (639)            (665)
                                                                                    --------         --------
           Total income from operations                                                1,963            1,337
                                                                                    --------         --------

  Add back depreciation and amortization included
    in income from operations:
       Rubber Group                                                                    1,632            1,803
       Metals Group                                                                      224              328
       Corporate Office                                                                    9                4
                                                                                    --------         --------
           Total depreciation and amortization                                         1,865            2,135
                                                                                    --------         --------

  Earnings (loss) before interest, taxes, depreciation,
     and amortization (EBITDA):
       Rubber Group                                                                    4,508            4,109
       Metals Group                                                                      (50)              24
       Corporate Office                                                                 (630)            (661)
                                                                                    --------         --------
           Total EBITDA                                                             $  3,828         $  3,472
                                                                                    ========         ========

  Capital expenditures:
       Rubber Group                                                                 $    295         $  1,300
       Metals Group                                                                       63               42
       Corporate Office                                                                   --                3
                                                                                    --------         --------
           Total capital expenditures                                               $    358         $  1,345
                                                                                    ========         ========


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